UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 22, 2014

PLC Systems Inc.

(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada	1-11388	04-3153858
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

PLC Systems Inc. 459 Fortune Boulevard Milford, Massachusetts	01757
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  508-541-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On August 22, 2014, PLC Systems, Inc. (the “Company”) issued a press release announcing the date of its 2014 annual and special meeting and the proposals to be considered at such meeting. A copy of the press release dated August 21, 2014 is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Important Information for PLC Shareholders

In connection with the proposed merger, PLC has filed a definitive proxy statement with the SEC and has mailed it to its shareholders as of the record date. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS THAT PLC FILES WITH THE SEC WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS.

PLC and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about PLC’s directors and executive officers is set forth in Amendment No. 1 to PLC’s Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on April 30, 2014. Additional information regarding these persons and their interests in the proposed merger is included in the definitive proxy statement relating to the proposed merger that has been filed with the SEC. The definitive proxy statement, any additional proxy materials and PLC’s other SEC filings are, or when filed will be, available free of charge at the SEC’s website at www.sec.gov, by going to PLC’s corporate website or by contacting PLC’s Investor Relations department by phone at (508) 541-8800 x145, or by mail at PLC Systems Inc., Investor Relations, 459 Fortune Boulevard, Milford, Massachusetts 01757.

Item 9.01.     Financial Statements and Exhibits.

(d)       Exhibits

The following exhibit relating to Item 8.01 shall be deemed to be furnished, and not filed:

99.1     Press release issued by the Registrant on August 22, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLC SYSTEMS, INC.

Date: August 22, 2014	By:	/s/ Gregory W. Mann
Gregory W. Mann, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Registrant on August 22, 2014